Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in:

1.Registration Statement (Form S-8 No. 333-32296) pertaining to the Rent-A-Center, Inc. 401 (k) Retirement Savings Plan,

2.Registration Statement (Form S-8 No. 333-40958) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

3.Registration Statement (Form S-8 No. 333-62582) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

4.Registration Statement (Form S-8 No. 333-136615) pertaining to Rent-A-Center, Inc. 2006 Long-Term Incentive Plan,

5.Registration Statement (Form S-8 No. 333-139792) pertaining to Rent-A-Center, Inc. 2006 Equity Incentive Plan,

6.Registration Statement (Form S-8 No. 333-145121) pertaining to Rent-A-Center, Inc. Deferred Compensation Plan,

7.Registration Statement (Form S-8 No. 333-171926) pertaining to Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees, and

8.Registration Statement (Form S-8 No. 333-211859) pertaining to Rent-A-Center, Inc. 2016 Long-Term Incentive Plan;

of our report dated January 14, 2021, relating to the consolidated financial statements of Acima Holdings, LLC, appearing in this Current Report on Form 8-K of Rent-A-Center, Inc.

/s/ Tanner LLC

Lehi, Utah
February 17, 2021